UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2019

MACOM Technology Solutions Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts	01851
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 656-2500
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.
On April 24, 2019, MACOM Technology Solutions Holdings, Inc. (the “Company”), MACOM Wireless Cayman Limited (“MACOM Cayman”) and MACOM Wireless (HK) Limited (the “MACOM HK”), both wholly-owned, indirect subsidiaries of the Company, entered into a share purchase agreement (the “Share Purchase Agreement”) with Goertek (HongKong) Co., Limited (“Goertek”), pursuant to which MACOM Cayman and Goertek will form, upon closing of the Transaction (as defined below), a joint venture (the “JV”) for purposes of supplying, marketing and distributing Gallium-Nitride (“GaN”)-on-Silicon-based RF Power components into China’s 5G basestation market.
The Company had previously, through MACOM Cayman, provided to MACOM HK a non-exclusive license (the “License Agreement”) to certain of its intellectual property rights to enable MACOM HK to conduct the proposed business of the JV, in exchange for sales-based royalties. In connection with the entry into the Share Purchase Agreement, the parties also negotiated certain modifications to the License Agreement pursuant to a side agreement (the “Side Agreement”) to be effective at the closing of the Transaction. The Company will retain rights vis-à-vis the JV with respect to GaN-on-Silicon products outside of the China market.
Upon the terms and subject to the conditions set forth in the Share Purchase Agreement, MACOM Cayman will sell to Goertek 51% of the issued ordinary shares of MACOM HK owned by MACOM Cayman in exchange for total consideration of up to $134.6 million, including $30.0 million at closing and up to $95.0 million in potential milestone payments plus accrued interest thereon (the “Transaction”). MACOM Cayman will retain a 49% equity interest in MACOM HK. Furthermore, each of the Company and Goertek shall loan MACOM HK $25.0 million, pursuant to and subject to the conditions set forth in the Share Purchase Agreement, to be used by MACOM HK for general corporate purposes. Under the Share Purchase Agreement, the Company has agreed to guarantee the obligations of MACOM Cayman thereunder. The Company expects the Transaction to close in the second half of calendar 2019, subject to certain closing conditions, including the receipt of anti-trust approval from China’s State Administration for Market Regulation.
At the closing of the Transaction, MACOM Cayman and Goertek have agreed to enter into a members’ agreement and to amend and restate the articles of association of MACOM HK, which will govern the operation and management of MACOM HK, as well as various other ancillary agreements, pursuant to which the Company, or affiliates thereof, will be entitled to royalties and distributions from the JV, which are expected to provide the Company with up to 60% of the economic value over time created by the JV, depending on the JV’s financial performance.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete texts of the Share Purchase Agreement, the License Agreement and the Side Agreement, copies of which the Company intends to file with the U.S. Securities and Exchange Commission as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 28, 2019.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements related to the Company, its affiliates and transactions described herein that involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this Current Report on Form 8-K include, among other things, statements about the potential consideration, timing, costs and benefits associated with the proposed JV transaction. Risks and uncertainties include, among other things, the risks related to the satisfaction of the conditions to closing the JV transaction on the anticipated timeframe or at all, the risks related to the ability of the JV to realize the anticipated benefits of the transaction in China’s 5G basestation market, the JV’s ability to successfully supply, market and distribute its products and other business effects, including the effects of industry, market, economic, political or regulatory conditions, as well as other risks described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and available at www.sec.gov. The information contained in this Current Report on Form 8-K is as of its filing date, and the Company assumes no obligation to update forward-looking statements contained in this document as the result of new information or future events or developments.

Item 2.02. Results of Operations and Financial Condition.
On April 24, 2019, the Company issued a press release announcing preliminary results of operations for the fiscal second quarter ended March 29, 2019. A copy of the press release is furnished as Exhibit 99.1 to this this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.
On April 24, 2019, the Company issued a press release announcing the joint venture with Goertek. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by MACOM Technology Solutions Holdings, Inc., dated April 24, 2019, announcing preliminary results of operations for the fiscal second quarter ended March 29, 2019.
99.2	Press Release issued by MACOM Technology Solutions Holdings, Inc., dated April 24, 2019, announcing the formation of a joint venture.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: 4/24/2019	By:	/s/ John Croteau
John Croteau
President and Chief Executive Officer